Exhibit 22.1

Subsidiary Issuers and Subsidiary Guarantors of Guaranteed Securities

Guaranteed Security	Subsidiary Issuer	Co-Guarantors
6.500% Exchangeable Senior Subordinated Notes due 2025	Iterum Therapeutics Bermuda Limited

•Iterum Therapeutics International Limited (subsidiary guarantor)

•Iterum Therapeutics US Limited (subsidiary guarantor)

•Iterum Therapeutics US Holding Limited (subsidiary guarantor)

•Iterum Therapeutics plc (parent guarantor)

Limited Recourse Royalty-Linked Subordinated Notes	Iterum Therapeutics Bermuda Limited

•Iterum Therapeutics International Limited (subsidiary guarantor)

•Iterum Therapeutics US Limited (subsidiary guarantor)

•Iterum Therapeutics US Holding Limited (subsidiary guarantor)

•Iterum Therapeutics plc (parent guarantor)